UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015

AFFYMETRIX, INC.

(Exact name of registrant as specified in its charter)

California	001-13111	77-0319159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3420 Central Expressway
Santa Clara, California 95051
(Address of principal executive offices, with zip code)

(408) 731-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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 Item 2.02 Results of Operations and Financial Condition

On January 12, 2015, Affymetrix, Inc. (the "Company") issued a press release announcing selected preliminary financial results for the fourth quarter and fiscal year ended December 31, 2014. A copy of the Company's press release is attached hereto as Exhibit 99.1.

The information furnished under Item 2.02 of this Current Report on Form 8-K, including the exhibit, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference into Affymetrix' filings with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 12, 2015, the Board of Directors of Affymetrix, Inc. (the “Company”) elected Merilee Raines to the Board of Directors of the Company. The Board of Directors also appointed Ms. Raines a member of its Audit Committee. Ms. Raines will participate in the Company’s compensation program for non-employee directors, as amended, including an annual retainer of $45,000, an additional annual payment of $15,000 for her service on the Audit Committee and an initial award of options to purchase 30,000 shares of the Company’s common stock, which will vest and become exercisable in equal installments on each of the first three anniversaries of the date of grant, subject to Ms. Raines’ continued service on the Board through each vesting date.

Merilee Raines served in many financial positions with IDEXX Laboratories, Inc. from 1985 until her retirement in 2013, most recently as Chief Financial Officer and Executive Vice President. Ms. Raines currently serves on the Board of Directors of Aratana Therapeutics, Inc. and Watts Water Technologies, Inc.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 12, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

By:	/s/ GAVIN WOOD
	Name:	Gavin H. J. Wood
	Title:	Executive Vice President and
Chief Financial Officer

Dated: January 12, 2015

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 12, 2015

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